UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 30, 2025
Date of Report
(Date of earliest event reported)

AVID BIOSERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-32839

Delaware	95-3698422
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14191 Myford Road
Tustin, CA 92780
(Address of principal executive offices, including zip code)

(714) 508-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐        Emerging growth company

☐       If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 30, 2025, Avid Bioservices, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). As of December 11, 2024, the record date for the Special Meeting (the “Record Date”), 63,963,302 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) were outstanding and entitled to vote at the Special Meeting. A summary of the matters voted upon by stockholders at the Special Meeting is set forth below.

A total of 49,753,341 shares of Common Stock were present at the Special Meeting in person, by virtual attendance, or by proxy, which represents approximately 77.78% of the shares of Common Stock outstanding as of the Record Date.

Proposal 1. Approval of the Merger Agreement.

The Company’s stockholders approved the adoption of the Agreement and Plan of Merger, dated November 6, 2024 (the “Merger Agreement”), by and among the Company, Space Finco, Inc. (“Parent”) and Space Mergerco, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, and as a result of which the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”), and approved the Merger (“Proposal 1”). The final voting results are as follows:

Votes For	Votes Against	Abstentions
42,231,567	7,267,943	253,831

Proposal 2. The Compensation Proposal.

The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The final voting results are as follows:

Votes For	Votes Against	Abstentions
33,910,961	15,220,783	621,597

Proposal 3. The Adjournment Proposal.

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve Proposal 1 if there were insufficient votes to approve Proposal 1 at the time of the Special Meeting (“Proposal 3”). Because Proposal 1 was approved at the Special Meeting, Proposal 3 was not necessary or appropriate and was not presented for approval at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2025, the Company issued a press release announcing the results of the Special Meeting and that the Company anticipates that the transaction contemplated by the Merger Agreement will close in the coming days. The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated as of January 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

Date: January 30, 2025